4.27 SIXTH AMENDMENT TO CREDIT AGREEMENT DATED AS OF
     SEPTEMBER 9, 1998

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of September 9, 1998, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), Coltec Aerospace Canada Ltd., an Ontario corporation (the "Canadian Borrower"), the various Subsidiaries of the Company that are Credit Parties on the date of this Amendment, the various Banks party to the Credit Agreement referred to below, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger to Bank of America Illinois), as Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, BANKERS TRUST COMPANY, as Administrative Agent, and BANK OF MONTREAL, as Canadian Paying Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :


                  WHEREAS, the Company, the Canadian Borrower, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, (as amended, modified or supplemented to the date hereof, the "Credit Agreement"); and

                  WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

I.       Amendments to Credit Agreement.

                  1. Section 3.03(e) of the Credit Agreement is hereby amended by inserting immediately after sub-clause (E) appearing in the second parenthetical thereof the following: "and (F) the sale of the Burbank Property, if consummated prior to June 30, 1999 pursuant to the requirements of Section 9.02(xxvi)".

                  2. Section 7.08 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and inserting in lieu thereof the following new clause (b):

                  "(b) No Credit Party nor any of its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock except for (i) purchases of Company Common Stock in compliance with Section 9.03 and
         (ii) purchases of up to $2,500,000 in the aggregate at any time outstanding with respect to Permitted Investments made under Section 9.05(vi). Neither the making of any Loan hereunder, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of the Margin Regulations. At the time of each Credit Event and after giving effect thereto, less than 25% of the value (as determined by any reasonable method) of the assets of the Company and its Subsidiaries taken as a whole will constitute Margin Stock."

                  3. Section 7 of the Credit Agreement is hereby amended by inserting the following new Section 7.29 at the end thereof:

                  "7.29 Year 2000. All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the internal testing of all such Information Systems and Equipment, are expected to be completed by June 30, 1999. Furthermore, to the extent that such reprogramming, remediation or other corrective action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) is not reasonably expected to result in a Default, an Event of Default or a materially adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company (or of the Company and its Subsidiaries taken as a whole) or on the rights or remedies of the Banks or any Agent under any Credit Document or on the ability of the Company and its Subsidiaries to perform their obligations to the Banks under any Credit Document."

                  4. Section 8 of the Credit Agreement is hereby amended by inserting the following new Section 8.17 at the end thereof:

                  "8.17 Margin Regulations. Except as provided in the second succeeding sentence, neither the Company nor any of its Subsidiaries shall acquire any Margin Stock (other than shares of Company Common Stock acquired in compliance with Section 9.03) if, after giving effect to such acquisition, the aggregate purchase price of all Margin Stock (other than shares of Company Common Stock held by the Company and its Subsidiaries) owned by the Company and its Subsidiaries exceeds $2,500,000. So long as the covenant contained in the immediately preceding sentence is complied with, all Margin Stock at any time owned by the Company and its Subsidiaries shall not constitute Collateral and no security interest shall be granted (or required to be granted) therein pursuant to any Credit Document. If at any time the aggregate purchase price of all Margin Stock owned by the Company and its Subsidiaries exceeds $2,500,000 (exclusive of shares of Company Common Stock held by the Company or any of its Subsidiaries), then (x) all Margin Stock owned by the Credit Parties (other than shares of Company Common Stock) shall be pledged, and delivered for pledge, pursuant to the respective Pledge Agreement (but only to the extent that the aggregate purchase price of such Margin Stock exceeds $2,500,000) and (y) the Company shall execute and deliver to the Banks appropriately completed forms (including, without limitation, Form U-1) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations may be required (and subsequent Credit Events may be restricted but only to the extent necessary) in order to be in compliance with the applicable provisions of the Margin Regulations."

                  5.  Section 9.02 of the Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (xxiv) thereof, (ii) deleting the period appearing at the end of clause (xxv) thereof and inserting "; and" in lieu thereof and (iii) inserting in appropriate order the following new clause (xxvi):

                  "(xxvi) the Company (or its Subsidiary that is the fee owner of the Burbank Property) shall be permitted to agree to sell, and to consummate the sale of, the Burbank

         Property so long as such sale is for fair market value (as determined in good faith by the Board of Directors of the Company) and results in consideration consisting of cash (it being understood and agreed that such consideration may consist of one or more promissory notes so long as such notes shall be due and payable in cash within 180 days after the issuance thereof), and notwithstanding anything to the contrary herein, the Net Sale Proceeds from the sale of the Burbank Property need not be applied in accordance with Section 3.03(e)."

                  6. Section 9.03 of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

         "In addition to the purchases of Company Common Stock permitted pursuant to the preceding provisions of this Section 9.03, during the eighteen-month period commencing on September 1, 1998 and ending on March 1, 2000, the Company shall be permitted to purchase additional shares of Company Common Stock so long as (i) there shall exist no Default or Event of Default (both before and after giving effect thereto) and (ii) the aggregate purchase price of Company Common Stock acquired by the Company pursuant to this sentence in such eighteen-month period does not exceed $75,000,000."

                  7.  Section 9.05 of the Credit Agreement is hereby amended by
(i) deleting the word "and" appearing at the end of clause (xxi) thereof, (ii) deleting the period appearing at the end of clause (xxii) thereof and inserting "; and" in lieu thereof and (iii) inserting in appropriate order the following new clause (xxiii):

                  "(xxiii) the Company may purchase Company Common Stock to the extent permitted by Section 9.03."

                  8. Section 11 of the Credit Agreement is hereby amended by inserting in appropriate order the following new definitions:

         "'Burbank Property' shall mean those certain parcels of land (and the improvements thereon) located at 100 East Cedar Avenue, Burbank, California.

         `Information Systems and Equipment' shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its Subsidiaries' conduct of their business.

         'Margin Regulations' shall mean and include each of Regulation T, Regulation U and Regulation X.

         `Regulation T' shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         `Regulation X' shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         `Year 2000 Compliant' means, with respect to any Information Systems and Equipment, that such Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs as of September 9, 1998 and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment."

II.      Miscellaneous.

                  1. In order to induce the Banks to enter into this Amendment, the Company and the Canadian Borrower hereby represent and warrant that (i) all representations and warranties contained in Section 7 of the Credit Agreement (as amended by this Amendment) are true and correct in all material respects on and as of the Sixth Amendment Effective Date and after giving effect to the Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) there exists no Default or Event of Default on the Sixth Amendment Effective Date after giving effect to this Amendment.

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when each Credit Party (including without limitation, the Company, the Canadian Borrower and each Subsidiary Guarantor) and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including, without limitation, by usage of facsimile transmission) the same to the Administrative Agent at its Notice Office. This Amendment and the agreements contained herein shall be binding on the successors and assigns of the parties hereto.

                  6. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                  *     *     *

                  IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                       COLTEC INDUSTRIES INC


                                       By /s/ Thomas B. Jones
                                          --------------------------------------
                                       Title:  Treasurer



                                       COLTEC AEROSPACE CANADA LTD.


                                       By /s/ Robert J.  Tubbs
                                          --------------------------------------
                                       Title:  Vice President

                                       BANKERS TRUST COMPANY,
                                        Individually and as
                                        Administrative Agent

                                       By /s/ G. Andrew Keith
                                          --------------------------------------
                                       Title:  Vice President


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION
                                        Individually and as
                                        Documentation Agent

                                       By /s/ Michale J. Mullaney
                                          --------------------------------------
                                       Title:  Vice President


                                       THE CHASE MANHATTAN BANK,
                                        Individually and as
                                        Syndication Agent

                                       By /s/
                                          --------------------------------------
                                       Title:  Vice President


                                       BANK OF MONTREAL,
                                        Individually and as Canadian
                                        Paying Agent and Canadian
                                        Documentation Agent

                                       By /s/ Bruce A. Pietka
                                          --------------------------------------
                                       Title:  Director


                                       ALLIED IRISH BANK, PLC,
                                        CAYMAN ISLANDS BRANCH

                                       By /s/ William J. Strickland
                                          --------------------------------------
                                          /s/ Tracey Duffy
                                          --------------------------------------
                                       Title:  Sr. Vice President
                                       Asst. Vice President

                                       BANK COMMERCIALE ITALIANA
                                        NEW YORK BRANCH

                                       By /s/ C. Dougherty
                                          --------------------------------------
                                       Title:  V.P.

                                       By /s/ Karen Purelis
                                          --------------------------------------
                                       Title:  V.P.


                                       BANK OF IRELAND

                                       By /s/
                                          --------------------------------------
                                       Title:  Corporate Officer


                                       THE BANK OF NEW YORK

                                       By /s/ Ann Marie Hughes
                                          --------------------------------------
                                       Title:  Vice President


                                       BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY

                                       By /s/ Freidrich N. Wilmar
                                          --------------------------------------
                                       Title:  Vice President


                                       NATEXIS BANQUE BFCE, formerly
                                        BANQUE FRANCAISE DU COMMERCE
                                        EXTERIEUR

                                       By /s/
                                          --------------------------------------
                                       Title: /s/

                                       By /s/ G. Kevin Dooley
                                          --------------------------------------
                                       Title:  Vice President


                                       CIBC INC.

                                       By /s/ Thor Zaluckyj
                                          --------------------------------------
                                       Title:  Executive Director
                                       CIBC Oppenheimer Corp., as AGENT

                                       ROYAL BANK OF CANADA

                                       By
                                          --------------------------------------
                                       Title:


                                       COMMERCIAL LOAN FUNDING TRUST I
                                       By Lehman Commercial Paper Inc.,
                                         not in its individual capacity but
                                       solely as
                                         administrative agent.

                                       By /s/ Michale Swanson
                                          --------------------------------------
                                       Title:  Authorized Signatory


                                       MELLON BANK CANADA

                                       By /s/
                                          --------------------------------------
                                       Title:  Vice President


                                       CREDIT LYONNAIS ATLANTA AGENCY

                                       By /s/ David M. Caunn
                                          --------------------------------------
                                       Title:  First Vice President


                                       CREDIT LYONNAIS NEW YORK
                                        BRANCH

                                       By /s/ Robert Ivosevich
                                          --------------------------------------
                                       Title:  Senior Vice President


                                       THE DAI-ICHI KANGYO BANK, LTD.

                                       By /s/
                                          --------------------------------------
                                       Title:  Account Officer


                                      FIRST UNION NATIONAL BANK
                                       (f/k/a First Union National
                                       Bank of North Carolina)

                                       By /s/ Patrick D. Finn
                                          --------------------------------------
                                       Title: Senior Vice President

                                       THE FUJI BANK, LIMITED,
                                        ATLANTA AGENCY

                                       By /s/ Toshihiro Mitsui
                                          --------------------------------------
                                       Title:  Senior Vice President &
                                       Joint General Manager


                                       ERSTE BANK DER
                                        OESTERREICHISCHEN SPARKASSEN
                                        AG (f/k/a Girocredit Bank AG
                                        Der Sparkassen,
                                        Grand Cayman Island Branch)

                                       By /s/ Arcinee Hovanessian
                                          --------------------------------------
                                       Title:  Vice President - Erste Bank
                                       New York

                                       By /s/ Paul Judicke
                                          --------------------------------------
                                       Title:  Vice President - Erste Bank
                                       New York


                                       THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED

                                       By /s/ Kenji Tsugami
                                          --------------------------------------
                                       Title:  General Manager

                                       LLOYDS BANK PLC

                                       By /s/ David C. Rodwky
                                          --------------------------------------
                                       Title:  Assistant Vice President
                                       R156

                                       By /s/ Mela Dorgan
                                          --------------------------------------
                                       Title:  Assistant Vice President
                                       Structured Finance D094

                                       MELLON BANK, N.A.

                                       By /s/ M. Johnst
                                          --------------------------------------
                                       Title:  AVP

                                       NATIONSBANK, N.A.

                                       By /s/
                                          --------------------------------------
                                       Title:  Senior Vice President


                                       BANK LEUMI TRUST COMPANY
                                         OF NEW YORK

                                       By /s/ Sami Ambar
                                          --------------------------------------
                                       Title:  Vice President


                                       THE SUMITOMO BANK, LIMITED

                                       By /s/ John C. Kissinger
                                          --------------------------------------
                                       Title:  General Manager


                                       THE TOKAI BANK, LIMITED
                                        NEW YORK BRANCH

                                       By /s/
                                          --------------------------------------
                                       Title:  Assistant General Manager


                                       WACHOVIA BANK, N.A.

                                       By /s/ Timothy R. Hileman
                                          --------------------------------------
                                       Title:  Senior Vice President


                                       BT BANK OF CANADA

                                       By /s/ James E. Kellar
                                          --------------------------------------
                                       Title:  Principal

                                       By /s/ Brian S. Strauss
                                          --------------------------------------
                                       Title:  Principal


                                       BANK OF AMERICA CANADA

                                       By /s/
                                          --------------------------------------
                                       Title: /s/

                                       THE CHASE MANHATTAN BANK OF
                                        CANADA

                                       By /s/ Christine Chan
                                          --------------------------------------
                                       Title:  Vice President

                                       By /s/ Arun K. Bery
                                          --------------------------------------
                                       Title:  Vice President


                                       CREDIT LYONNAIS CANADA

                                       By /s/ Robert Dyck
                                          --------------------------------------
                                       Title:  Manager, Corporate Banking

                                       By /s/ David J. Farmer
                                          --------------------------------------
                                       Title:  First Vice President and
                                       Manager, Central Region

Acknowledged and agreed:
AMI INDUSTRIES INC.
CII HOLDINGS INC
COLTEC CANADA INC
COLTEC INDUSTRIAL PRODUCTS INC
COLTEC INTERNATIONAL SERVICES CO
COLTEC NORTH CAROLINA INC.
COLTEC TECHNICAL SERVICES INC
DELAVAN INC (F/K/A DELAVAN NEWCO INC.)
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
HABER TOOL COMPANY INC
JAMCO PRODUCTS, LLC
MENASCO AEROSYSTEMS INC
STEMCO INC
WALBAR INC


By /s/ Robert J. Tubbs
   ----------------------------------
   Title:  Vice President
   On behalf of each of the above
   Subsidiary Guarantors